                                                                   Exhibit 99.1

PRESS RELEASE
-------------

FOR IMMEDIATE RELEASE

             IPC HOLDINGS, LTD. REPORTS FOURTH QUARTER 2004 RESULTS
             ------------------------------------------------------

                                                                   Quarter ended               Year ended
                                                                   December 31,                December 31,
                                                             ------------------------    ------------------------
                                                                2004          2003          2004         2003
                                                                ----          ----          ----         ----
                                                             (unaudited)   (unaudited)
                                                               Expressed in thousands of United States dollars,
                                                                           except per share amounts
NET INCOME                                                     $ 8,635     $ 65,381       $ 138,613    $ 260,629

Adjustment for net realized losses (gains)                       1,315       (7,301)         (5,946)     (13,733)
                                                             ------------------------    ------------------------
NET OPERATING INCOME                                           $ 9,950     $ 58,080       $ 132,667    $ 246,896
                                                             ------------------------    ------------------------

Basic net income per common share                               $ 0.18        $1.36           $2.87        $5.41
Diluted net income per common share                             $ 0.18        $1.35           $2.87        $5.40

Net operating income per common share (diluted)                 $ 0.21        $1.20           $2.74        $5.11

Weighted average number of common shares - basic             48,319,236   48,239,706      48,287,261   48,205,554
Weighted average number of common shares - diluted           48,420,227   48,369,196      48,376,865   48,302,579

PEMBROKE, BERMUDA, February 22, 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended December 31, 2004 of $8.6 million, or $0.18 per share, compared to $65.4 million, or $1.35 per share, for the fourth quarter of 2003. For the year ended December 31, 2004, net income was $138.6 million, or $2.87 per share, compared to $260.6 million, or $5.40 per share, for 2003.

Non-GAAP Financial Measures:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. 'Net operating income' and its per share equivalent, as used herein, differs from 'net income' and its per-share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income is a common performance measurement which, as calculated by the Company, is net income excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

Results of Operations:

Our net operating income was $10.0 million, or $0.21 per share, for the quarter ended December 31, 2004, compared to $58.1 million, or $1.20 per share for the fourth quarter of 2003. For the year ended December 31, 2004, net operating income was $132.7 million, or $2.74 per share, compared to $246.9 million, or $5.11 per share, for 2003.

President and Chief Executive Officer Jim Bryce commented: "While our fourth quarter results are positive, we were disappointed to report the increased losses from the third quarter windstorms. The unprecedented event of four hurricanes making landfall in Florida and ten typhoons making landfall in Japan, over a relatively short time span, undoubtedly challenged the historic claims models and made our clients' individual loss estimations very difficult. However, despite this record level of windstorm activity, and the massive tragedy of the Tsunami in south east Asia, as well as other events during the year, we have still produced a combined ratio of 78% for the year. We are also pleased to report that renewals at January 1, 2005 were quite satisfactory, with rates holding reasonably well for most of our portfolio. Where pricing did not meet our requirements, we were able to replace such contracts with new business. In addition, the signings we received were amongst our best ever, which we believe is the result of eleven years of transactional excellence and of shareholder, producer and staff consistency. The reinsurance market displayed a reasonable level of underwriting discipline during the January renewals, and we believe that the 2005 windstorms in northern Europe, and an energy plant loss in Canada, will emphasize the need for that discipline to be maintained."

We wrote gross premiums of $34.7 million in the fourth quarter of 2004, compared to $20.5 million in the fourth quarter of 2003, an increase of 69%. As a result of the losses incurred in the quarter, reinstatement premiums were $12.8 million in the fourth quarter of 2004, compared to $0.6 million in the fourth quarter of 2003. In the fourth quarter of 2004 we wrote new business and additional premiums for existing clients which totaled $7.4 million, which more than offset business that we did not renew ($2.6 million). For the year ended December 31, 2004, we wrote gross premiums of $378.4 million, which is a 17% increase compared to $322.8 million written in 2003. In the fourth quarter of 2004, we ceded $2.1 million of premiums to our retrocessional facilities, bringing the total ceded for the year ended December 31, 2004 to $20.1 million. This compares with $(0.3) million and $14.5 million for the corresponding quarter and year ended December 31, 2003, respectively. Ceded premiums have increased because our gross writings have increased, as well as increases in retrocessionaires' participation in our proportional reinsurance treaty, and increased capacity in our excess of loss retrocessional facility.

We earned net premiums of $93.2 million in the fourth quarter of 2004, compared to $74.5 million in the fourth quarter of 2003, an increase of 25%. The increase in our net premiums earned reflects the increase in reinstatement premiums noted above, as well as the overall increase in written premiums. For the year ended December 31, 2004, net premiums earned were $354.9 million, an increase of 19% over the $298.9 million earned in 2003.

We earned net investment income of $13.6 million in the quarter ended December 31, 2004, compared to $12.1 million in the fourth quarter of 2003. In the fourth quarter of 2004 we benefitted from dividends totalling $1.5 million from equity funds in which we invest. For the year ended December 31, 2004, net investment income was $51.2 million, compared to $47.1 million for the corresponding period of 2003. Generally, the increase in the average balance of our invested assets offset the decline in the average yield of our investment portfolio because of lower interest rates and their impact on the reinvestment of the proceeds of maturing and sales of fixed income securities. In addition, we received dividends of $4.8 million from our investments in equity funds in 2004, compared to $1.4 million received in 2003.

We realized a net loss of $(1.3) million from the sale of investments in the quarter ended December 31, 2004, compared with a net realized gain of $7.3 million in the fourth quarter of 2003. For the year ended December 31, 2004 we had net realized gains of $5.9 million, compared to $13.7 million for 2003. Realized gains and losses fluctuate from period to period, depending on the individual securities sold.

We incurred net losses and loss adjustment expenses of $81.2 million in the quarter ended December 31, 2004, compared to $15.9 million for the fourth quarter of 2003. As previously announced, our losses came primarily from revised estimates for the four Atlantic hurricanes that struck Florida and two of the Pacific typhoons which struck Japan, in August and September of 2004. However, there has been further upward revision, resulting from updated information provided by ceding companies, which indicated increases from their earlier estimates. We believe that this was the result of having the highly unusual pattern of such a large number of typhoons making landfall in Japan, four hurricanes affecting the same geographic area in a limited time period, the resultant demand surge and its impact on the cost of building materials and labour, and the actual allocation of claims to specific events differing from those originally estimated. This in turn appears to have caused delays in the reporting of claims by ceding companies. Losses incurred in the current year were offset in part by favourable development from events in prior years. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 87.1% for the quarter ended December 31, 2004, compared to 21.4% for the fourth quarter of 2003. For the year ended December 31, 2004 we incurred net losses of $215.6 million, compared to $54.4 million in the year ended December 31, 2003. Our loss ratio for the year ended December 31, 2004 was 60.8%, compared to 18.2% for 2003.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $10.0 million for the fourth quarter of 2004, compared to $8.2 million in the fourth quarter of 2003. These costs have increased primarily due to the increase in net earned premiums, but not proportionately, as brokerage on reinstatement premiums is less than that on annual premiums. For the year ended December 31, 2004, net acquisition costs were $37.7 million, compared to $30.9 million in 2003.

General and administrative expenses totaled $6.8 million in the fourth quarter of 2004, compared to $5.5 million in the fourth quarter of 2003. The major areas of increase were administrative service fees, which are based on earned premiums, and compensation expense as a result of expensing stock grants and options. For the year ended December 31, 2004, general and administrative expenses were $23.2 million, compared to $19.1 million for 2003.

Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to net premiums earned, was 18.0% for the fourth quarter of 2004 and 17.1% for the year ended December 31, 2004, compared to 18.4% and 16.7%, respectively, for the corresponding periods of 2003.

Total assets at December 31, 2004 were $2,028.3 million, an increase of 15% over total assets at December 31, 2003. At December 31, 2004 total shareholders' equity was $1,668.4 million, compared to $1,569.2 million at December 31, 2003, an increase of 6.3%.

On February 22, 2005, the Board of Directors declared a quarterly dividend of $0.24 per share, payable on March 24, 2005, to shareholders of record on March 8, 2005.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, February 23, 2005. This conference call will be broadcast simultaneously on the internet which can be accessed from our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Wednesday, March 2, 2005.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.


      CONTACT: Jim Bryce, President and Chief Executive Officer or John Weale, Senior Vice President and Chief Financial Officer

                    Telephone:     441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------


                                                                    As of                     As of
                                                              December 31, 2004        December 31, 2003
                                                              -----------------        -----------------
ASSETS:

Fixed maturity investments:
   Available for sale, at fair value                            $ 1,444,576              $ 1,260,467
Equity investments, available for sale, at fair value               428,620                  319,007
Cash and cash equivalents                                            27,898                   91,949
Reinsurance premiums receivable                                      85,086                   61,194
Deferred premiums ceded                                               4,558                    1,317
Losses and loss adjustment expenses recoverable                       5,006                    1,810
Accrued investment income                                            20,695                   19,821
Deferred acquisition costs                                            8,424                    8,035
Prepaid expenses and other assets                                     3,427                    5,858
                                                                -----------              -----------
    TOTAL ASSETS                                                $ 2,028,290              $ 1,769,458
                                                                ===========              ===========

LIABILITIES:

Reserve for losses and loss adjustment expenses                   $ 274,463                $ 123,320
Unearned premiums                                                    68,465                   61,795
Reinsurance premiums payable                                          3,387                    3,877
Deferred fees and commissions                                         1,475                      834
Accounts payable and accrued liabilities                             12,061                   10,473
                                                                -----------              -----------
    TOTAL LIABILITIES                                               359,851                  200,299
                                                                -----------              -----------

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value
U.S.$0.01)                                                              484                      483
Additional paid-in capital                                          854,797                  850,133
Deferred stock grant compensation                                    (2,899)                  (1,495)
Retained earnings                                                   724,907                  628,931
Accumulated other comprehensive income                               91,150                   91,107
                                                                -----------              -----------
   TOTAL SHAREHOLDERS' EQUITY                                     1,668,439                1,569,159
                                                                -----------              -----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $ 2,028,290              $ 1,769,458
                                                                ===========              ===========

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                (Expressed in thousands of United States dollars)

-------------------------------------------------------------------------------


                                                       Quarter ended December 31,           Year ended December 31,
                                                      -----------------------------      ---------------------------
                                                         2004              2003             2004              2003
                                                       --------          --------        ---------         ---------
                                                      (unaudited)       (unaudited)
REVENUES:

Gross premiums written                                 $ 34,658          $ 20,508        $ 378,409         $ 322,762
Premiums ceded                                           (2,140)              259          (20,098)          (14,466)
                                                       --------          --------        ---------         ---------
Net premiums written                                     32,518            20,767          358,311           308,296
Change in unearned premium reserve, net                  60,702            53,777           (3,429)           (9,395)
                                                       --------          --------        ---------         ---------
Net premiums earned                                      93,220            74,544          354,882           298,901
Net investment income                                    13,617            12,116           51,220            47,089
Net realized (loss) gain on investments                  (1,315)            7,301            5,946            13,733
Other income                                              1,178               948            4,296             3,348
                                                       --------          --------        ---------         ---------
                                                        106,700            94,909          416,344           363,071
                                                       --------          --------        ---------         ---------

EXPENSES:

Net losses and loss adjustment expenses                  81,207            15,932          215,608            54,382
Net acquisition costs                                     9,961             8,238           37,682            30,867
General and administrative expenses                       6,810             5,520           23,151            19,103
Net exchange loss (gain)                                     87              (162)           1,290            (1,910)
                                                       --------          --------        ---------         ---------
                                                         98,065            29,528          277,731           102,442
                                                       --------          --------        ---------         ---------

NET INCOME                                             $  8,635          $ 65,381        $ 138,613         $ 260,629
                                                       ========          ========        =========         =========


Loss and loss expense ratio (1)                            87.1%             21.4%            60.8%             18.2%
Expense ratio (2)                                          18.0%             18.4%            17.1%             16.7%
Combined ratio (1 + 2)                                    105.1%             39.8%            77.9%             34.9%